UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 3, 2011

COMMERCIAL BARGE LINE COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	333-124454-12	03-0552365

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 E. Market Street, Jeffersonville, Indiana	47130
(Address of principal executive offices)	(Zip Code)
(812) 288-0100
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     Commercial Barge Line Company (“CBL”) is filing this amended Current Report on Form 8-K/A (the “Amended Report”) solely to amend the following information set forth in Item 7.01 of CBL’s Current Report on Form 8-K previously filed on February 4, 2011 (the “Prior Report”). The information furnished below in Item 7.01 of this Amended Report supersedes the same information from the Prior Report, but represents the only amendment to the Prior Report.
     Unless otherwise defined, capitalized terms herein have the meanings ascribed to them in the Prior Report.

Item 7.01	Regulation FD Disclosure.
     The information contained in this report shall not constitute an offer to sell or a solicitation of an offer to purchase any notes and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.
     The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Selected Summary and Unaudited Pro Forma Consolidated Financial Data

As of
Pro Forma Financial Data(a):	September 30, 2010

Total assets	$727,367

(a)	The pro forma financial information gives effect to the Acquisition, the Notes Offering and, in each case, the incurrence of indebtedness in connection therewith. This information does not include the effect of purchase accounting related to the Acquisition, including the write-up of the value of certain assets and liabilities, including the write-up of our indebtedness.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL BARGE LINE COMPANY
Date: February 4, 2011	By:	/s/ Thomas R. Pilholski
Thomas R. Pilholski
Senior Vice President, Chief Financial Officer